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                                  EXHIBIT 23B

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
   Nastech Pharmaceutical Company Inc.:

We consent to incorporation by reference in the Annual Report on Form 10-K of our report dated March 24, 1997, relating to the balance sheet of Nastech Pharmaceutical Company Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1996.

                                    ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP

Jericho, New York
March 24, 1997